EXHIBIT 10.1

ALLEGHANY CORPORATION

2015 DIRECTORS’ STOCK PLAN

1. PURPOSE. This Alleghany Corporation 2015 Directors’ Stock Plan (the “Plan”) has been adopted by the Board of Directors (the “Board”) of Alleghany Corporation (the “Company”). The purpose of the Plan is to advance the interests of the Company and its stockholders by attracting and retaining highly qualified individuals to serve as members of the Board who are not employees of the Company or any of its subsidiaries, and to encourage them to increase their stock ownership in order to promote long-term stockholder value through ownership of the common stock, $1.00 par value, of the Company (“Common Stock”). The purpose of the Plan will be accomplished through the grant of shares of Common Stock subject to the potential forfeiture and restrictions on transfer in Section 4 (“Restricted Stock”) or notional units of measurement, each equivalent to one share of Common Stock (“Restricted Stock Units”) or any combination thereof pursuant to the terms hereof.

2. ADMINISTRATION. The Plan shall be administered by the Board or a duly appointed committee thereof. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include, without limitation, the authority (within the limitations described herein) to construe the Plan, to determine all questions arising thereunder and, subject to the provisions of the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan shall be final and conclusive. The Board may authorize any one or more of its members or any officer of the Company to exercise the Board’s power over the day-to-day administration of the Plan, including executing and delivering documents on behalf of the Company.

3. ANNUAL EQUITY GRANTS. Each year, as of the first business day following the conclusion of the Company’s annual meeting of stockholders (the “Annual Meeting”), each individual who was elected, reelected or continues as a member of the Board and who is not an employee of the Company or any subsidiary (a “Non-Employee Director”) shall automatically be granted either (x) such number of shares of Restricted Stock equal to $130,000 (or such higher amount as shall be determined by the Board from time to time) divided by the 30-Day Average Value (as defined below) of one share of Common Stock on the grant date or (y) if elected by the Non-Employee Director in accordance with Section 5(a), such number of Restricted Stock Units equal to $130,000 (or such higher amount as shall be determined by the Board from time to time) divided by the 30-Day Average Value of one share of Common Stock on the grant date, subject to payment as provided in Section 5. “30-Day Average Value” shall mean, with respect to any date, the average of the closing sales prices of the Common Stock on the 30 consecutive trading days preceding the grant date as reported on the stock exchange or market on which the Common Stock is primarily traded. In the event that an individual is appointed as a member of the Board after an Annual Meeting and at such time is a Non-Employee Director (an “Appointed Director”), such Appointed Director shall automatically be granted Restricted Stock (or if elected by such Appointed Director as provided herein, Restricted Stock Units) as of the date he is appointed to the Board (the “Appointment Date”), as to that number of whole shares of Restricted Stock or Restricted Stock Units (with any fractional share rounded up) as is equal to (a) the number of shares of Restricted Stock or Restricted Stock Units that would have been granted pursuant to the applicable award that the Appointed Director would have received had he been elected at the immediately preceding Annual Meeting (as such number was adjusted pursuant to Section 7 hereof since the immediately preceding Annual Meeting), times (b) the ratio which the number of days from the Appointment Date until the next Annual Meeting bears to 365.

4. RESTRICTED STOCK.

(a) Restricted Stock granted under the Plan shall be issued for no consideration, but the Restricted Stock shall be forfeited to the Company (without the payment of any consideration) if the Non-Employee Director resigns from the Board prior to the Next Annual Meeting. In the event that a Non-Employee Director previously granted Restricted Stock shall terminate service as a Non-Employee director due to death or disability prior to the vesting thereof, the Board may in its sole discretion determine to vest such shares of Restricted Stock, in full or in part. In addition, Restricted Stock shall not be sold, assigned, pledged or transferred to any person until the third anniversary of the date the Restricted Stock is granted or, in the case of Restricted Stock granted to an Appointed Director upon his appointment, the third anniversary of the first business day that followed the Annual Meeting immediately preceding his appointment; provided that, in any case, the Restricted Stock shall automatically cease to be subject to the foregoing restrictions on sale, assignment, pledge or transfer upon the Non-Employee Director’s death prior to the Next Annual Meeting or, subsequent to the Next Annual Meeting, upon the date the Non-Employee Director ceases to be a director for any reason. Notwithstanding anything contained herein to the contrary, upon a Change in Control of the Company (as defined below), all restrictions on sale, assignment, pledge or transfer on shares of Restricted Stock (or shares that were previously Restricted Stock) shall lapse and be of no further force or effect.

(b) The Non-Employee Director to whom Restricted Stock is issued will have the customary rights of a stockholder with respect to such shares of Common Stock, including the right to vote the shares of Common Stock and to receive dividends paid thereon. Prior to the date the Restricted Stock ceases to be subject to the restrictions on sale, assignment, pledge or transfer in Section 4(a), dividends paid on such Common Stock in the form of additional shares of Common Stock or as securities or other property shall be subject to the same risk of forfeiture and other restrictions as the underlying shares of Common Stock with respect to which the dividend was paid.

(c) Any Restricted Stock issued under the Plan may be evidenced in such manner as the Board in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or by the issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock, such certificate shall be registered in the name of the Non-Employee Director, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

5. RESTRICTED STOCK UNITS.

(a) To elect to be granted Restricted Stock Units in lieu of the automatic grant of Restricted Stock, a Non-Employee Director must affirmatively elect (an “Election”) to receive such Restricted Stock Units on or before the December 31st preceding the Annual Meeting in respect of which the automatic grant of Restricted Stock would otherwise be made; provided, however, that (i) a Non-Employee Director who is newly elected as a director at an Annual Meeting may make his Election before the date of such Annual Meeting at which the Non-Employee Director was first elected as a director and (ii) an Appointed Director may make his Election with respect to (x) the grant of Restricted Stock to be received at the next Annual Meeting on or before the later of (A) the date of the meeting of the Board at which he was appointed as a director or (B) the December 31st preceding that next Annual Meeting, and (y) the Restricted Stock to be received upon his appointment as a director, on or before the date of the meeting of the Board at which he was appointed as a director. Each Election shall be irrevocable after the last date that such Election may be made. Each Election to receive Restricted Stock Units may also include an election specifying the date or dates and/or event or events for the payment in respect of such Restricted Stock Units (each such date or dates and/or event or events being referred to herein as a “Payment Date”); provided that any Payment Date elected may not specify a date or event for payment that is prior to the third anniversary of the date such Restricted Stock Units are granted or, in the case of Restricted Stock Units granted to an Appointed Director upon his appointment, prior to the third anniversary of the first business day that followed the Annual Meeting that immediately preceded his appointment (in either case, other than a Payment Date that provides for payment when the Non-Employee Director ceases to be a member of the Board). Each Payment Date: (i) specified as a calendar date must be January 1st and (ii) specified as an event shall be deemed to be the January 1st coinciding with or next following the specified event. A Non-Employee Director’s Election may provide that such Election shall remain in effect until revoked (which revocation must be made on or before the December 31st preceding the Annual Meeting at which such revocation is to take effect) with respect to all subsequently granted Restricted Stock Units.

(b) The Company shall establish and maintain a separate unfunded, bookkeeping account to which the Restricted Stock Units granted to a Non-Employee Director shall be credited (an “Account”), which Account shall reflect the investment experience that the Account would have had if such Account held whole or fractional shares of Common Stock equal to the number of whole or fractional Restricted Stock Units credited to the Account. A separate sub-Account shall be created to identify each grant of Restricted Stock Units for purposes of applying the provisions of the Plan. The Account (and each sub-Account) shall exist solely for record keeping purposes and shall not represent any actual interest in any shares of Common Stock. The right of any Non-Employee Director to receive payments in respect of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. If any cash or stock dividends are paid on the shares of Common Stock represented by the Restricted Stock Units during the period between the date such Restricted Stock Units are granted and the Payment Date with respect to such Restricted Stock Units, then additional whole or fractional Restricted Stock Units shall be credited to the Non-Employee Director’s Account. Such credit shall be made as of the applicable dividend payment date. The number of whole or fractional Restricted Stock Units credited as a result of any cash dividends shall be determined by dividing (a) the aggregate dollar amount of the cash dividends by (b) the Fair Market Value of a share of Common Stock on the dividend payment date. For purposes of the Plan, Fair Market Value is the closing sales prices of the Common Stock on the relevant date as reported on the stock exchange or market on which the Common Stock is primarily traded, or, if no sale is made on such date, then Fair Market Value is the weighted average of the closing sales prices of the Common Stock on the next preceding day and the next succeeding day on which such sales were made as reported on the stock exchange or market on which the Common Stock is primarily traded. The additional whole and/or fractional Restricted Stock Units acquired with any cash or stock dividends shall be payable at the same time as the Restricted Stock Units representing the shares of Common Stock giving rise to the dividends. Notwithstanding anything contained herein or in any Election or Amended Election (as hereinafter defined) made by a Non-Employee Director to the contrary, if a Non-Employee Director resigns prior to the Next Annual Meeting following the date the Restricted Stock Units were granted, such Restricted Stock Units shall be forfeited. In the event that a Non-Employee Director previously awarded or granted Restricted Stock Units shall terminate service as a Non-Employee director due to death or disability prior to the vesting thereof, the Board may in its sole discretion determine to vest such Restricted Stock Units, in full or in part, with settlement of such vested Restricted Stock Units to be determined in accordance with the Non-Employee Director’s Election. Notwithstanding anything contained herein to the contrary, upon a Change in Control of the Company, all restrictions on sale, assignment, pledge or transfer on shares underlying Restricted Stock Units shall lapse and be of no further force or effect.

(c) All payments in respect of whole Restricted Stock Units shall be made in the form of whole shares of Common Stock and any fractional Restricted Stock Unit shall be paid in cash based upon the Fair Market Value of the equivalent fraction of a share of Common Stock. Unless a Non-Employee Director’s Election provides otherwise, the Payment Date in respect of the Restricted Stock Units credited to a Non-Employee Director’s Account shall be the date that is the third anniversary of the date such Restricted Stock Units were granted or, in the case of Restricted Stock Units granted to an Appointed Director upon his appointment, the date that is the third anniversary of the first business day that followed the Annual Meeting that immediately preceded his appointment. Notwithstanding the foregoing or any Election or Amended Election made by a Non-Employee Director, if a Non-Employee Director dies, all Restricted Stock Units remaining in the Non-Employee Director’s Account shall be paid to the individual or entity designated by the Non-Employee Director in writing and filed with the Company (and if the Non-Employee Director did not designate a beneficiary or such designated beneficiary predeceases the Non-Employee Director, the Non-Employee Director’s beneficiary shall be the Non-Employee Director’s spouse, if any, or if none, his/her estate). All payments in respect of Restricted Stock Units shall be made as promptly as possible following the Payment Date and in any event, on or before the last day of the calendar year in which the Payment Date occurs.

(d) At least twelve months prior to the Payment Date with respect to any Restricted Stock Units, a Non-Employee Director may elect (an “Amended Election”) to defer distribution of all or any number of such Restricted Stock Units credited to his/her Account to a date occurring after the original Payment Date; provided, however, that (a) such Amended Election will not take effect for at least 12 months after the date on which it is made and (b) the distribution in respect of the Restricted Stock Units with respect to which the Amended Election is made must be at least 5 years from the original Payment Date. A Non-Employee Director’s Amended Election may otherwise provide for distribution at any time as could have been elected under an original Election.

(e) All Elections and Amended Elections shall be in writing and shall be effective on and when received by the Company pursuant to procedures established by the Board from time to time. An Amended Election when received pursuant to such procedures is irrevocable when received.

(f) No Restricted Stock Units shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Non-Employee Director to, any party, nor shall any Restricted Stock Units be assignable or transferable by the recipient thereof.

6. AVAILABLE SHARES OF COMMON STOCK. There may be issued under the Plan as Restricted Stock or as Restricted Stock Units granted in lieu of Restricted Stock, including any Restricted Stock or Restricted Stock Units in respect of dividends thereon an aggregate of not more than 60,000 shares of Common Stock, subject to adjustment as provided in Section 7.

7. DILUTION AND OTHER ADJUSTMENTS. In the event of any corporate transaction involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of Common Stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of Common Stock, merger, consolidation, extraordinary cash distribution, or sale, lease or transfer of substantially all of the assets of the Company), the number or kind of shares or other property (including cash) that may be issued or delivered under the Plan, the number of Restricted Stock and Restricted Stock Units annually granted pursuant to Section 3 and granted in the aggregate under Section 6 shall be automatically adjusted, in the manner determined by the Board in its sole discretion, to give effect to the occurrence of such event so that the proportionate interest of the Non-Employee Director (and any person succeeding to such Non-Employee Director’s rights pursuant to the Plan) shall be maintained as before the occurrence of such event, and such adjustment shall be conclusive and binding for all purposes of the Plan.

8. AMENDMENT OR TERMINATION. The Board, without the consent of any Non-Employee Director, may at any time terminate or from time to time amend the Plan in whole or in part, including, without limitation, to increase or decrease the number of shares of Common Stock granted as Restricted Stock or as Restricted Stock Units in Section 3; provided, however, that no such action shall adversely affect any rights or obligations with respect to Restricted Stock or Restricted Stock Units previously granted under the Plan; and provided, further, that no amendment, without further approval by the stockholders of the Company in accordance with Section 10 below, shall (i) increase the aggregate number of shares subject to the Plan (other than increases pursuant to Section 7), (ii) extend the period during which Restricted Stock or Restricted Stock Units may be granted under the Plan as set forth in Section 10, or (iii) modify the requirements for eligibility to participate in the Plan.

9. MISCELLANEOUS PROVISIONS.

(a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for re-election by the Company’s stockholders or to limit the rights of the stockholders to remove any director. Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted Restricted Stock or Restricted Stock Units under the Plan.

(b) The Company shall have the right to require, prior to the issuance of any shares of Common Stock pursuant to the Plan,

the payment of, or provision by, a Non-Employee Director of any taxes required by law to be withheld with respect to the issuance of such shares or otherwise. The Board shall be authorized to establish procedures for elections by Non-Employee Directors to satisfy such withholding taxes by delivery of, or directing the Company to retain, shares of Common Stock.

(c) The obligation of the Company to issue shares of Common Stock as Restricted Stock or in settlement of Restricted Stock Units shall be subject to the satisfaction of all applicable legal and securities exchange requirements, including, without limitation, the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company shall endeavor to satisfy all such requirements in such a manner as to permit at all times the issuance and delivery of shares of Common Stock as Restricted Stock and in settlement of Restricted Stock Units.

(d) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws.

(e) Shares of Common Stock issued under the Plan may be original issue shares of Common Stock, treasury stock, shares of Common Stock purchased in the open market or otherwise.

(f) The Plan is intended to be operated in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). If any provision of the Plan is subject to more than one interpretation, then the Plan shall be interpreted in a manner that is consistent with Section 409A.

10. EFFECTIVE DATE; TERM. The Plan is effective when approved by the Company’s stockholders at the annual meeting of stockholders held in the 2015 calendar year by an affirmative vote of a majority of the votes cast on the proposal at such meeting. The Plan shall terminate immediately preceding the seventh annual meeting of stockholders following the annual meeting at which the Plan becomes effective, unless sooner terminated by action of the Board. No Restricted Stock or Restricted Stock Unit may be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any Restricted Stock or Restricted Stock Unit theretofore granted.

11. LAW GOVERNING. The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of Delaware, but without regard to the conflict laws of the State of Delaware.

12. DEFINITION OF CHANGE IN CONTROL. For purposes of the Plan, a “Change in Control” of the Company shall mean the occurrence of any of the following events:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 12(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or subsidiaries or (D) any acquisition pursuant to a transaction that complies with Sections 12(c)(i), (ii) and (iii);

(b) Any time at which individuals who, as of the date immediately following the date of stockholder approval of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date immediately following the date of stockholder approval of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

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